UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported):              May 23, 2000


                               FACTUAL DATA CORP.
                               ------------------
             (Exact name of registrant as specified in its charter)


             Colorado                      0-24205              84-1449911
--------------------------------   -----------------------    ---------------
 (State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
  incorporation or organization)                             Identification No.)



                              5200 Hahns Peak Drive

                          Fort Collins, Colorado 80538
                        ---------------------------------
                    (Address of principal executive offices)



                                 (970) 663-5700
                     --------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

        On May 23, 2000, the Registrant entered into a $10 million Credit Agreement with Wells Fargo Bank, N.A. which was comprised of a $4 million 5 year term loan and a $6 million revolving line of credit. The Registrant used approximately $4.8 million to repay other indebtedness and may use the remainder for acquisitions and working capital. The agreement contains customary affirmative and negative covenants and requires the Registrant to meet various financial ratios. See Exhibit 10.1 included herewith for further details regarding the Credit Facility.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial Statements--not required.
        (b) Pro Forma Financial Information--not required.
        (c) Exhibits.

     10.1 Credit Agreement between Factual Data Corp. and Wells Fargo Bank, N.A. dated as of May 23, 2000.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      FACTUAL DATA CORP.



Date:  June 1, 2000                                   By: /s/ J.H. Donnan
                                                      -------------------
                                                      J.H. Donnan
                                                      Chief Executive Officer